Exhibit 99.1

PRESS RELEASE

1st Financial Services Corporation (the “Company”), Hendersonville, North Carolina (OTCBB: FFIS), the parent company of Mountain 1st Bank and Trust Company (the “Bank”), announced today that the Bank has voluntarily entered into a Stipulation to the Issuance of a Consent Order agreeing to the issuance of a Consent Order with the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Mike Mayer, the recently appointed Chief Executive Officer of the Company and the Bank, stated: “Our Board of Directors and management team are united in our efforts to satisfy the requirements of the Consent Order in the coming months. We have already fulfilled a number of the conditions for the release of the Order. Our goal is to complete our return to good standing as quickly as possible.” Mr. Mayer also said: “We continue to meet the applicable regulatory capital requirements and we continue to meet the banking needs of our customers and communities. We will not lose our focus on achieving excellence in serving Western North Carolina.”

The Bank also announced that it intends to increase the Allowance for Loan Losses (ALLL) by approximately $11 million for the 4th quarter of 2009. This increase in the ALLL is the result of an exhaustive internal and external loan review process coupled with the implementation of new, automated loan loss software. This software will now allow the Bank to continuously update its allowance and provide prompt, accurate measurement and guidance of the loan portfolio moving forward. Said Mr. Mayer, “As we continued to analyze our loan portfolio, we felt it important to not only update our internal capabilities for reviewing our portfolio, but to also engage Risk Management Group to provide an independent third party review. Both of these reviews led us to the same decision to increase our loan loss allowance to cushion against any potential further deterioration in the loan portfolio.” With the increase, the Bank will now have an ALLL of over $28 million against approximately $34 million in non-performing loans at December 31, 2009.

About 1st Financial Services Corporation

Formed in May 2008, 1st Financial Services Corporation is the parent company of Mountain 1st Bank & Trust Company, and is currently traded on the Over The Counter Bulletin Board under the symbol FFIS. Established in May of 2004, with approximately $800 million in assets, Mountain 1st Bank and Trust’s more than 173 employees serve ten counties in western North Carolina through 15 full service branches. For more information, visit www.mountain1st.com.

Disclosures About Forward Looking Statements

This press release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Bank’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this press release.